UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Thrivent Mutual Funds

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

Mutual Funds Regular Outbound Call Flow

“Hello, I’m trying to reach <s/h name>. Is he/she available? My name is        and I’m calling on a recorded line regarding your investment in the Thrivent <fund name>.

We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you “would have any objections to voting along with the recommendations of your Board?”

Mutual Funds Regular Outbound Call Flow - Alternate Introduction call flows

“Hello, I’m trying to reach <s/h name>. Is he/she available? My name is        and I’m calling on a recorded line regarding your investment in the Thrivent <fund name>.

We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you “would have any objections to voting along with the recommendations of your Board?”

IF Investment is in a Trust:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> held in < Trust Name > for which you are listed as Trustee.

IF Investment is in a Custodial Acct for a Minor:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> you control as custodian for < name of minor >.

IF Investment is in 401 K / Pension Plan held by Company Name WITH A TRUSTEE LISTED:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> held in the < Company’s Name >

< 401 K / Pension Plan > for which you are listed as trustee.

SPECIAL ALTERNATE INTRODUCTIONS

“Hello, I’m trying to reach <contact name>. Is he/she available?

IF Investment is in a Company Name:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> registered to < Company’s Name > for which you are listed as contact.

I am trying to reach the person who handles the proxy voting.

IF Investment contains C/O or ATTN:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> registered to < S/H Name >.

Proxy materials were sent to <Contact Name> at <Street Address>. I am trying to reach the person who handles the proxy voting.

IF Investment is in 401 K / Pension Plan held by Company Name:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> registered to < Company’s Name > < 401 K / Pension Plan >

for which you are listed as contact person. I am trying to reach the person who handles the proxy voting.

IF Investment is held by an Association or Club:

My name is        and I’m calling on a recorded line regarding the investment in the Thrivent <fund name> registered to < Association/Club Name >.

Proxy materials were sent to <Contact Name> at <Street Address>. I am trying to reach the person who handles the proxy voting.